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                                                                    Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 22, 1997, included in the Prospectus/Joint Proxy Statement of Rational Software Corporation that is made a part of the Registration Statement (Form S-4) and Prospectus of Rational Software Corporation for the registration of up to 42,500,000 shares of its common stock.

                                                           /s/ Ernst & Young LLP

San Jose, California
June 20, 1997